                                                                    Exhibit 12.1

Intervest Corporation of New York and Subsidiaries
Computation of Ratios of Earnings to Fixed Charges
CONSOLIDATED STATEMENTS OF OPERATIONS-POST MERGER (Unaudited)





                                                                        Year         Year         Year         Year       12 months
                                                                        1996         1997         1998         1999       12/31/00
                                                                        ----         ----         ----         ----       --------
INTEREST INCOME
Mortgages receivable
  Mortgage Interest-afiliates                                   $     693,500       693,500      673,354       28,889            -
  Mortgage Interest-other                                           7,763,638     7,894,684    9,177,995    8,205,142    6,963,561
  Mortgage discount income (FAS 91)                                   421,815       435,402      569,187      303,957      224,614
  Mortgage fee income (FAS 91)                                        280,807       356,584      557,989      506,161      294,503
  Mortgage late payment charges                                        65,518        39,953      126,615       58,824       93,884
                                                                  -----------------------------------------------------------------
                                                                    9,225,278     9,420,123   11,105,140    9,102,973    7,576,562
                                                                  -----------------------------------------------------------------
Securities
  Commercial paper                                                    320,605       373,090      473,417      783,726      740,887
  Governmental obligations                                            267,489       655,351      118,275      466,383       88,734
                                                                  -----------------------------------------------------------------
                                                                      588,094     1,028,441      591,692    1,250,109      829,621
                                                                  -----------------------------------------------------------------
Other interest-earning assets
  Savings-Intervest National Bank                                           -             -            -        7,179       56,439
  Money market-Intervest Bank                                          17,850        24,896       28,587      102,778       33,456
  Money market-other banks                                             11,405        10,550       16,212       88,042       23,092
  Other interest                                                          635           645          609          615
                                                                  -----------------------------------------------------------------
                                                                       29,890        36,091       45,408      198,614      112,987
                                                                  -----------------------------------------------------------------

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Total interest income                                               9,843,262    10,484,655   11,742,240   10,551,696    8,519,170
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INTEREST EXPENSE
  Debenture interest                                                7,051,897     8,180,701    8,510,115    8,150,609    6,921,702
  Other interest                                                          726             -            -            -            -
  Amortization of issuance costs                                      869,195       958,039      890,833      899,201      714,023
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Total interest expense                                              7,921,818     9,138,740    9,400,948    9,049,810    7,635,725
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Net interest income                                                 1,921,444     1,345,915    2,341,292    1,501,886      883,445
Provision for loan loss reserves                                            -             -            -            -            -
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Net interest income after provision                                 1,921,444     1,345,915    2,341,292    1,501,886      883,445
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NONINTEREST INCOME
Income from mortgage activities                                        26,092        31,159       49,264       59,907      105,314
Mtge service fee from INB                                                   -             -            -            -       85,272
Gain on early repayment of mortgages                                  281,586       215,442      291,252      369,085      340,049
Other income                                                                -             -        9,772       15,007       32,184
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Total noninterest income                                              307,678       246,601      350,288      443,999      562,819
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NONINTEREST EXPENSES
Salaries and employee benefits                                        260,063       153,445      292,776      615,033      569,411
Mtge underwriting fees-INB (50bp) (FAS 91)                                  -             -            -     (223,276)    (192,439)
Occupancy and equipment, net                                          116,851       112,415      106,482      182,247      218,551
Advertising and promotion                                              74,537        99,956      117,729      109,239        7,302
Professional fees and services                                         43,095        32,018       35,393       26,784       66,854
Management fee to affiliates                                          367,307       263,956      295,485            -            -
Stationery, printing and supplies                                       9,105        11,540        4,832       20,081       14,926
All other expenses                                                     77,526       100,109       91,343      164,122      138,763
Loss on early retirement of debentures                                      -             -            -            -      381,725
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Total noninterest expense                                             948,484       773,439      944,040      894,230    1,205,093
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Income before income taxes                                          1,280,638       819,077    1,747,540    1,051,655      241,171
Income taxes                                                          583,715       372,778      800,907      479,752      111,775
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Net income                                                            696,923       446,299      946,633      571,903      129,396
Retained earnings-dividends                                                 -             -            -            -   (3,000,000)
Retained earnings-beginning                                         3,869,070     4,565,993    5,012,292    5,958,925    6,530,828
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RETAINED EARNINGS-ENDING                                        $   4,565,993     5,012,292    5,958,925    6,530,828    3,660,224
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Effective Tax Rate                                                      45.58%        45.51%       45.83%       45.62%       46.35%


   earnings before taxes after extrodinary item                                                                            241,171
   extrodinary item (loss on early retirement of debentures)                                                               381,725
   earnings before taxes and extrodinary item                       1,280,638       819,077    1,747,540    1,051,655      622,896
   interest expense and amort of off costs                          7,921,818     9,138,740    9,400,948    9,049,810    7,635,725



EARNINGS BEFORE TAXES AND FIXED CHARGES                             9,202,456     9,957,817   11,148,488   10,101,465    8,258,621
                                                                  ----------------------------------------------------  -----------
FIXED CHARGES                                                       7,921,818     9,138,740    9,400,948    9,049,810    7,635,725

       RATIO OF EARNINGS TO FIXED CHARGES                                1.16          1.09         1.19         1.12         1.08
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